EXHIBIT 99

NEWS RELEASE
For Immediate Release
For more information,

ATC Technology Corporation	Mary Ryan
Revises 2010 Guidance and Schedules First Quarter	630.663.8283
Conference Call	maryan@corpatc.com

Downers Grove, Illinois, Thursday, March 25, 2010 – ATC Technology Corporation (ATC) (NASDAQ-GS: ATAC), today announced that it now expects full-year 2010 revenue of $475-$500 million and earnings per diluted share from continuing operations of $1.75-$1.95. These ranges represent reductions from previous guidance for revenue of $515-$550 million and earnings per diluted share of $2.13-$2.45.  The key drivers of the downward revision are a decline in returns volume with AT&T, reductions in scope and timing of certain anticipated new Logistics programs, and the impact of slower than expected launches of new engine programs in the Drivetrain business.

For the first quarter of 2010, the Company expects revenues and earnings per diluted share of approximately $100 million and $0.30, respectively.  This compares to first quarter 2009 revenue of $113.5 million and adjusted earnings per diluted share of $0.47. The expected decline reflects the impact of the lost contribution related to the loss of the Honda transmission remanufacturing program, lower returns volume with AT&T, the impact of anticipated price concessions related to contract renewals and start-up costs related to the engine programs.

Todd R. Peters, President and CEO said, “As we have progressed through the first quarter, we are seeing lower than anticipated returns volume with AT&T.  We believe the continued adoption of smartphones is impacting our returns volume as these phones typically generate lower returns due to increased customer acceptance, improved quality and longer customer retention periods as compared to other phones.  Furthermore, we have fewer service opportunities related to the iPhone, which is a growing part of the AT&T subscriber base.  Our updated guidance also reflects the impact of scope and timing changes related to new programs with existing and potential new customers.”

 “On the Drivetrain side of the business, we are experiencing start-up costs related to the launch of our new engine programs as we upgrade the remanufacturing processes to meet our customer’s revised production requirements after they selected ATC as their supplier.”

goATC.com

“Building off of the expected first quarter results, for the balance of 2010 we expect the contribution from new Logistics programs, seasonal impacts and the elimination of start-up costs to be the main drivers to achieving our full-year 2010 guidance.”

“For 2010, we now expect revenue and segment profit for the Logistics segment of $355-$375 million and $55-$61 million, respectively, and revenue and segment profit for the Drivetrain segment of $120-$125 million and $2-$3 million, respectively.”

“While we are clearly disappointed with the impact of the factors that have led us to revise our guidance, our customer relationships, new business pipelines and cash flow remain strong. Our primary focus remains on diversifying and growing our business. We will continue to aggressively pursue significant cost reduction measures to align our operations with the current level of demand.  We will provide more details during our first quarter conference call on Wednesday, April 28th.”

ATC will simultaneously host a conference call (dial-in number is 877-741-4248) and webcast to discuss the operating highlights and financial results for the first quarter 2010 on Wednesday, April 28th at 9:00 a.m. Central time.  In anticipation of the call and webcast, the Company will issue its earnings release at the market close on Tuesday, April 27th.

Conference call information (for those interested in asking questions after the presentation and the webcast link for those interested in listening only) is available at the Company’s website at www.goATC.com.  Click on Investor Relations and select Webcasts.  You can access the website up to one hour prior to the call to register, download slides and install any necessary audio/video software.  A “no audio, slides only” link is also available and will allow conference call participants to view slides in sync with the conference call.

The call and slides will be archived for one year on the ATC Technology Corporation website and will be available two hours subsequent to the call.

For further information, please see the Company’s periodic reports filed with the Securities and Exchange Commission.

ATC Technology Corporation is headquartered in Downers Grove, Illinois.  The Company provides comprehensive engineered solutions for logistics and refurbishment services to the consumer electronics industries and the light and medium/heavy-duty vehicle service parts markets.

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Certain statements in this news release are “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  These forward-looking statements generally include all statements other than statements of historical fact, including statements that are predictive, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions. In addition, any statements concerning future financial performance or position (including future revenues, expenses, earnings, growth rates or margins), ongoing business strategies, budgets or prospects, and possible future actions are also forward-looking statements. The forward-looking statements contained in this news release are based on information available to our management as of the date of this news release, and reflect management’s judgments, beliefs and assumptions as of the date of this news release with respect to future events, the outcome of which is subject to risks and uncertainties that could have a significant impact on our business, operating results or financial condition in the future. Should one or more of these risks or uncertainties materialize, or should underlying information, judgments, beliefs or assumptions prove incorrect, actual results or outcomes could differ materially from those expressed or implied by the forward-looking statements in this news release. Some of these risks and uncertainties are described in our periodic filings with the Securities and Exchange Commission.  We disclaim any intention or obligation to update the forward-looking statements contained in this news release.

ATC TECHNOLOGY CORPORATION

Reconciliation of certain financial measures reported in accordance with Generally Accepted
Accounting Principles ("GAAP") to those presented on the basis of methodologies other than in accordance with GAAP ("non-GAAP")

Actual
For the three months ended March 31, 2009
(Unaudited)
Earnings Per Diluted Share:
Income from continuing operations (GAAP basis)	$0.36

Drivetrain segment plant closure and other restructuring costs, net of tax	0.10
Impact of two-class method of reporting earnings per share	0.01

Adjusted Income from continuing operations (non-GAAP basis)	$0.47

Diluted shares outstanding - adjusted basis	19.7

Explanation of non-GAAP financial measures:

The Company reports its financial results of operations in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  The Company also provides non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP.  This press release includes such non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of the Company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

Following is a description of the non-GAAP financial measure used by the Company in this press release:

Adjusted Income From Continuing Operations Per Diluted Share:  Represents income from continuing operations per diluted share (GAAP basis) adjusted to exclude, on an after-tax basis per diluted share, Drivetrain segment plant closure and other restructuring costs.  During 2009, we adopted the two-class method of reporting earnings per share, which requires that we allocate a portion of our income to participating securities (outstanding unvested share-based awards that contain rights to nonforfeitable dividends).  The amount for adjusted earnings per diluted share and diluted shares outstanding - adjusted basis, are calculated under the treasury stock method of presenting earnings per share.  The impact of adopting the two-class method is presented in the table above.  The two-class method would have reduced our adjusted earnings per diluted share by $0.01 for the three months ended March 31, 2009.

The Company believes these non-GAAP financial measures provide management, investors, equity analysts, and rating agencies with useful information by which to measure our performance.  In addition, many of the Company’s internal performance measures are based on these non-GAAP financial measures.

The Company’s non-GAAP financial measures may vary from similar titled measures of other companies because of differences in the way the measures are calculated and therefore should not be used to compare the Company’s performance to that of other companies.

Whenever the Company presents non-GAAP financial measures, a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP is made available.  The non-GAAP financial measures used by the Company are not intended to supercede or replace the Company’s GAAP results or expectations.